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                                  EXHIBIT 11

                   DETAIL COMPUTATION OF EARNINGS PER SHARE

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                             Digi International
                                  Exhibit 11
                   Detail Computation of Earnings Per Share

                                                 Three month period ended
                                                      December 31
                                             -------------------------------
                                                   1996            1995
                                                   ----            ----
PER SHARE DATA

Net (loss) income                             $  (2,578,007)     $4,521,901
                                              -------------    ------------
                                              -------------    ------------

Net (loss) income per common
  and common equivalent share

  Primary                                     $       (0.19)      $    0.33
                                              -------------    ------------
                                              -------------    ------------

  Fully diluted                               $       (0.19)      $    0.33
                                              -------------    ------------
                                              -------------    ------------

WEIGHTED AVERAGE NUMBER OF COMMON
  AND COMMON EQUIVALENT SHARES

Primary:
  Weighted average of common
   shares outstanding                            13,354,080      13,427,011

  Dilutive stock options, using
   treasury stock method                                  -         475,722
                                              -------------    ------------

                                                 13,354,080      13,902,733
                                              -------------    ------------
                                              -------------    ------------

Fully diluted:
  Weighted average of common
   shares outstanding                            13,354,080      13,427,011

  Dilutive stock options, using
   treasury stock method                                  -         475,676
                                              -------------    ------------

                                                 13,354,080      13,902,687
                                              -------------    ------------
                                              -------------    ------------

NOTE: The calculation of fully diluted earnings per share is submitted in compliance with Regulation S-K Item 601(b) (11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in less than 3% dilution.


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